Exhibit (j)


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated October 28, 2016 with respect to the financial statements of AB Wealth Appreciation Strategy, AB Balanced Wealth Strategy, AB Conservative. Wealth Strategy, AB Tax-Managed Wealth Appreciation Strategy, AB Tax-Managed Balanced Wealth Strategy and AB Tax-Managed Conservative Wealth Strategy, each a series of The AB Portfolios, for the fiscal year ended August 31, 2016, which are incorporated by reference in this Post-Effective Amendment No. 104 to the Registration Statement (Form N-1A No. 33-12988) of The AB Portfolios.

                                                 /s/ Ernst & Young LLP


New York, New York
December 27, 2016